Exhibit 99.1

SEACOR                                                           PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS


Fort Lauderdale, Florida
February 27, 2006

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the fourth quarter ended December 31, 2005 of $106.5 million, or $3.76 per diluted share, on operating revenue of $334.1 million. For the twelve months ended December 31, 2005, net income was $170.7 million, or $6.95 per diluted share, on operating revenue of $972.0 million.

Results for the fourth quarter ended December 31, 2005 included an income tax benefit of $6.3 million, primarily the result of a $46.2 million benefit, or $1.61 per diluted share, relating to the repatriation of foreign earnings under the provisions of the American Jobs Creation Act of 2004.

For the fourth quarter ended December 31, 2004, net income was $19.3 million, or $1.03 per diluted share, on operating revenue of $182.0 million. For the twelve months ended December 31, 2004, net income was $19.9 million, or $1.08 per diluted share, on operating revenue of $491.9 million.

For the immediately preceding quarter ended September 30, 2005, the Company reported net income of $20.5 million, or $0.76 per diluted share, on operating revenue of $294.9 million.

CHARLES FABRIKANT, CHAIRMAN OF THE BOARD, commented "I am pleased to announce our results for the fourth quarter of 2005. All of our business segments enjoyed a positive end to the year. In the fourth quarter of 2004 our businesses generated $23 million of operating income on revenue of $182 million. Today, one year later, we are reporting operating income for the final quarter of $90 million on revenue of $334 million. This represents a $67 million increase."

Mr. Fabrikant added, "Calendar year 2005, which included the integration of our July 2005 acquisition of Seabulk International Inc. and our December 2004 acquisition of Era Aviation Inc., was a challenging and exciting year for SEACOR. Those acquisitions, coupled with continued growth in our other business segments, led to operating income for 2005 of $177 million compared to $29 million for 2004 - a significant year-over-year increase."

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income(1) in the fourth quarter was $54.4 million on operating revenue of $168.8 million compared to $26.9 million on operating revenue of $146.8 million in the third quarter. Fourth quarter results included $6.6 million in gains on asset sales and impairments compared to $0.9 million in losses in the third quarter.

Average day-rates increased in most markets but most noticeably in the Gulf of Mexico where demand for all classes of equipment was consistently strong throughout the quarter in response to increased drilling activity and continuing re-construction work following the summer hurricanes.

INLAND RIVER SERVICES - Operating income in the fourth quarter was $18.0 million on operating revenue of $40.7 million compared to operating income of $8.7 million on operating revenue of $29.7 million in the third quarter, an increase of $9.3 million.

The Company experienced strong demand and higher rates in the fourth quarter in response to hurricane related logistics and the seasonal impact of the grain harvest.

ENVIRONMENTAL SERVICES - Operating income in the fourth quarter was $10.4 million on operating revenue of $37.6 million compared to operating income of $4.6 million on operating revenue of $27.5 million in the third quarter. Approximately $6.4 million of fourth quarter operating income and $12.7 million of operating revenue were generated as a result of emergency response activities.

AVIATION SERVICES - Operating income in the fourth quarter was $10.2 million on operating revenue of $38.9 million compared to operating income of $5.9 million on operating income of $43.9 million in the third quarter. Fourth quarter results included $7.0 million in gains on asset sales as compared to $0.3 million of gains in the third quarter.

The reduction in operating revenue between quarters was primarily due to seasonal affects on contract operations for Alaskan flightseeing operations and firefighting activity in the Western United States, neither of which was active in the fourth quarter. The decrease in operating revenue from these operations was partially offset by an increase in operating revenue in the Gulf of Mexico driven by higher demand for all classes of equipment in the aftermath of the summer hurricanes.

Operating income was also negatively impacted by a $1.6 million reserve resulting from the bankruptcy of a large customer of the Company's fixed base operations in Alaska.

MARINE TRANSPORTATION SERVICES - Operating income in the fourth quarter was $6.4 million on operating revenue of $36.6 million compared to an operating loss of $1.3 million on operating revenue of $35.7 million in the third quarter. The improvement in operating income was primarily due to a reduction in costs and expenses in the fourth quarter. In the third quarter two vessels were dry-docked at a cost of $6.7 million. There were no dry-dockings in the fourth quarter.

DERIVATIVE INCOME (LOSS), NET - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in losses of $0.9 million in the fourth quarter as compared to losses of $4.4 million in the third quarter.

-------------------------
(1) See attached schedule "OPERATING INCOME BY LINE OF BUSINESS" for components of operating income.

FOREIGN CURRENCY TRANSLATION - Foreign currency transaction gains were $16.9 million in the fourth quarter compared to gains of $2.4 million in the third quarter. As part of the fourth quarter repatriation of foreign earnings under the American Jobs Creation Act of 2004, the Company recognized a $16.4 million foreign currency gain relating to the revaluation of certain British Pound denominated assets. Following the payment of dividends, the subsidiaries that owned these assets were deemed to be substantially liquidated and the accumulated currency translation adjustment previously reported in stockholders' equity was reclassified to foreign currency translation gains.

MARKETABLE SECURITY TRANSACTIONS - Marketable security and short sale transactions resulted in gains of $3.0 million in the fourth quarter as compared to gains of $10.4 million in the third quarter.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of December 31, 2005 consisted primarily of marine service vessels, helicopters and barges and totaled $534.6 million, of which $447.6 million is payable in 2006 and 2007, with the remaining balance payable through 2009. Of these commitments, approximately $111.0 million may be terminated without further liability other than the payment of liquidated damages of $1.7 million in the aggregate. Subsequent to the end of year, the Company committed to purchase additional equipment, primarily barges, tugs and a crew boat in the aggregate amount of $51.7 million. As of December 31, 2005 the Company held balances of Cash, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $684.5 million.


SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.


This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, the operation of Offshore Marine Services and Helicopter Services in a highly competitive environment, changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services and Helicopter Services on several customers, industry fleet capacity, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, safety record requirements related to Offshore Marine Services and Helicopter Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Helicopter Services, effects of adverse weather conditions and seasonality on Helicopter Services, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, liability in connection with providing spill response services, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                   DECEMBER 31,               DECEMBER 31,
                                                             ------------------------- ---------------------------
                                                                 2005        2004          2005           2004
                                                             -----------------------------------------------------
Operating Revenue                                            $    334,119 $   181,997  $     972,004  $    491,860
                                                             ------------ -----------  -------------  ------------

Costs and Expenses:
   Operating expenses                                             177,012     126,240        589,928       354,163
   Administrative and general                                      36,256      17,592        105,195        61,425
   Depreciation and amortization                                   44,405      15,365        127,714        57,834
                                                             ------------ -----------  -------------  ------------
                                                                  257,673     159,197        822,837       473,422
                                                             ------------ -----------  -------------  ------------

Gains on Asset Sales and Impairments                               13,575         598         28,285        10,234
                                                             ------------ -----------  -------------  ------------

Operating Income                                                   90,021      23,398        177,452        28,672
                                                             ------------ -----------  -------------  ------------

Other Income (Expense):
   Interest income                                                  6,284       3,200         19,201         8,422
   Interest expense                                               (16,470)     (6,154)       (48,152)      (22,485)
   Derivative income (loss), net                                     (881)      1,787         (7,074)        1,166
   Foreign currency transaction gains (losses), net                16,895       1,944         23,183         1,537
   Marketable securities sale gains (losses), net                   2,957       1,689         28,081         6,435
   Other, net                                                         176         108          1,707           539
                                                             ------------ -----------  -------------  ------------
                                                                    8,961       2,574         16,946        (4,386)
                                                             ------------ -----------  -------------  ------------
Income from Continuing Operations Before Income Tax                98,982      25,972        194,398        24,286
   Expense Benefit), Minority Interest in (Income) Loss of
   Subsidiaries and Equity In Earnings of 50% or Less
   Owned Companies
Income Tax Expense (Benefit)                                       (6,336)      8,395         29,746         8,573
                                                             ------------ -----------  -------------  ------------
Income from Continuing Operations Before Minority Interest        105,318      17,577        164,652        15,713
   in (Income) Loss of Subsidiaries and Equity in Earnings
   of 50% or Less Owned Companies
Minority Interest in (Income) Loss of Subsidiaries                    (71)       (289)            32          (483)
Equity in Earnings of 50% or Less Owned Companies                   1,250       2,028          5,661         4,659
                                                             ------------ -----------  -------------  ------------
Income from Continuing Operations                                 106,497      19,316        170,345        19,889
Income from Discontinued Operations, net of $196 in income
   tax expense                                                         --          --            364            --
                                                             ------------ -----------  -------------  ------------
Net Income                                                   $    106,497 $    19,316  $     170,709  $     19,889
                                                             ============ ===========  =============  ============

Basic Earnings Per Common Share:
   Income from Continuing Operations                         $       4.28 $      1.06  $        7.89  $       1.09
   Income from Discontinued Operations                                 --          --           0.02            --
                                                             ------------ -----------  -------------  ------------
   Net Income                                                $       4.28 $      1.06  $        7.91  $       1.09
                                                             ============ ===========  =============  ============

Diluted Earnings Per Common Share:
   Income from Continuing Operations                         $       3.76 $      1.03  $        6.93  $       1.08
   Income from Discontinued Operations                                 --          --           0.02            --
                                                             ------------ -----------  -------------  ------------
   Net Income                                                $       3.76 $      1.03  $        6.95  $       1.08
                                                             ============ ===========  =============  ============

Weighted Average Common Shares Outstanding:
   Basic                                                           24,884      18,203         21,595        18,306
   Diluted                                                         28,618      18,973         25,273        18,609


                              SEACOR HOLDINGS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                     ---------------------------------------------------------------------------
                                                        DEC. 31,        SEP. 30,      JUN. 30,       MAR. 31,        DEC. 31,
                                                          2005            2005          2005           2005            2004
                                                     -------------    ------------ --------------  -------------  --------------
Operating Revenue                                    $     334,119    $    294,869 $      177,831  $     165,185  $      181,997
                                                     -------------    ------------ --------------  -------------  --------------

Costs and Expenses:
   Operating expenses                                      177,012         180,136        117,179        115,601         126,240
   Administrative and general                               36,256          31,115         19,329         18,495          17,592
   Depreciation and amortization                            44,405          46,535         18,492         18,282          15,365
                                                     -------------    ------------ --------------  -------------  --------------
                                                           257,673         257,786        155,000        152,378         159,197

Gains (Losses) on Asset Sales and Impairments               13,575            (618)         1,812         13,516             598
                                                     -------------    ------------ --------------  -------------  --------------

Operating Income                                            90,021          36,465         24,643         26,323          23,398
                                                     -------------    ------------ --------------  -------------  --------------

Other Income (Expense):
   Interest income                                           6,284           4,754          4,484          3,679           3,200
   Interest expense                                        (16,470)        (16,541)        (7,550)       (7,591)         (6,154)
   Derivative loss, net                                      (881)          (4,425)          (178)       (1,590)           1,787
   Foreign currency transaction gains (losses),
     net                                                    16,895           2,436          4,401          (549)           1,944
   Marketable securities sale gains (losses), net            2,957          10,388          8,502          6,234           1,689
   Other, net                                                  176             891            440            200             108
                                                     -------------    ------------ --------------  -------------  --------------
                                                             8,961          (2,497)        10,099            383           2,574
                                                     -------------    ------------ --------------  -------------  --------------
Income from Continuing Operations Before Income             98,982          33,968         34,742         26,706          25,972
   Tax Expense (Benefit), Minority Interest in
   (Income) Loss of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies
Income Tax Expense (Benefit)                                (6,336)         13,894         12,448          9,740           8,395
                                                     -------------    ------------ --------------  -------------  --------------
Income from Continuing Operations Before Minority          105,318          20,074         22,294         16,966          17,577
   Interest in (Income) Loss of Subsidiaries and
   Equity in Earnings of 50% or Less Owned
   Companies
Minority Interest in (Income) Loss of Subsidiaries             (71)            223           (154)            34            (289)
Equity in Earnings of 50% or Less Owned Companies            1,250             200          2,594          1,617           2,028
                                                     -------------    ------------ --------------  -------------  --------------
Income from Continuing Operations                          106,497          20,497         24,734         18,617          19,316
Income (loss) from Discontinued Operations                      --              --            390            (26)             --
                                                     -------------    ------------ --------------  -------------  --------------
Net Income                                           $     106,497    $     20,497 $       25,124  $      18,591  $       19,316
                                                     =============    ============ ==============  =============  ==============

Basic Earnings Per Common Share:
   Income from Continuing Operations                 $        4.28    $       0.83 $         1.35  $        1.02  $         1.06
   Income from Discontinued Operations                          --              --           0.02             --              --
                                                     -------------    ------------ --------------  -------------  --------------
   Net Income                                        $        4.28    $       0.83 $         1.37  $        1.02  $         1.06
                                                     =============    ============ ==============  =============  ==============

Diluted Earnings Per Common Share:
   Income from Continuing Operations                 $        3.76    $       0.76 $         1.18  $        0.90  $         1.03
   Income from Discontinued Operations                          --              --           0.02             --              --
                                                     -------------    ------------ --------------  -------------  --------------
   Net Income                                        $        3.76    $       0.76 $         1.20  $        0.90  $         1.03
                                                     =============    ============ ==============  =============  ==============

Weighted Average Common Shares Outstanding:
   Basic                                                    24,884          24,789         18,349         18,249          18,203
   Diluted                                                  28,618          28,562         21,924         21,908          18,973
Common Shares Outstanding at Period End                     24,819          25,009         18,466         18,442          18,307

                              SEACOR HOLDINGS INC.
                      OPERATING INCOME BY LINE OF BUSINESS
                            (IN THOUSANDS, UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                     ---------------------------------------------------------------------------
                                                       DEC. 31,       SEP. 30,        JUN. 30,       MAR. 31,        DEC. 31,
                                                         2005           2005            2005           2005            2004
                                                     ------------  --------------  --------------  -------------   -------------
OFFSHORE MARINE SERVICES
Operating Revenue                                    $    168,823  $      146,842  $       84,043  $      80,350   $      80,841
                                                     ------------  --------------  --------------  -------------   -------------
Costs and Expenses:
   Operating expenses                                      85,377          82,726          50,735         52,850          51,781
   Administrative and general                              12,809          11,290           8,241          7,501           8,494
   Depreciation and amortization                           22,772          25,040          10,950         10,670          10,979
                                                     ------------  --------------  --------------  -------------   -------------
                                                          120,958         119,056          69,926         71,021          71,254
                                                     ------------  --------------  --------------  -------------   -------------

Gains (Losses) on Asset Sales and Impairments               6,578            (905)          1,770         12,923             283
                                                     ------------  --------------  --------------  -------------   -------------
Operating Income                                     $     54,443  $       26,881  $       15,887   $     22,252   $       9,870
                                                     ============  ==============  ==============  =============   =============

INLAND RIVER SERVICES
Operating Revenue                                    $     40,666  $       29,702  $       27,333   $     25,530   $      31,878
                                                     ------------  --------------  --------------  -------------   -------------
Costs and Expenses:
   Operating expenses                                      18,498          17,203          16,880         14,772          17,034
   Administrative and general                                 691             644             570            508             630
   Depreciation and amortization                            3,479           3,151           2,791          2,597           2,453
                                                     ------------  --------------  --------------  -------------   -------------
                                                           22,668          20,998          20,241         17,877          20,117
                                                     ------------  --------------  --------------  -------------   -------------
Gains on Asset Sales                                           --              --              --             11              34
                                                     ------------  --------------  --------------  -------------   -------------
Operating Income                                     $     17,998  $        8,704  $        7,092  $       7,664   $      11,795
                                                     ============  ==============  ==============  =============   =============

ENVIRONMENTAL SERVICES
Operating Revenue                                    $     37,583  $       27,466  $       35,635   $     35,893   $      62,824
                                                     ------------  --------------  --------------  -------------   -------------
Costs and Expenses:
   Operating expenses                                      21,852          17,400          27,347         26,655          51,737
   Administrative and general                               4,669           4,546           4,177          3,811           2,843
   Depreciation and amortization                              664             901             778            860             770
                                                     ------------  --------------  --------------  -------------   -------------
                                                           27,185          22,847          32,302         31,326          55,350
                                                     ------------  --------------  --------------  -------------   -------------
Gains (Losses) on Asset Sales                                (27)             (19)             42             (3)             (1)
                                                     ------------  --------------  --------------  -------------   -------------
Operating Income                                     $     10,371  $        4,600  $        3,375   $      4,564   $       7,473
                                                     ============  ==============  ==============  =============   =============

AVIATION SERVICES (2)
Operating Revenue                                    $     38,856  $       43,949  $       30,949   $     23,801   $       7,188
                                                     ------------  --------------  --------------  -------------   -------------
Costs and Expenses:
   Operating expenses                                      26,960          30,583          22,346         21,713           6,422
   Administrative and general                               4,571           3,579           1,858          2,581             637
   Depreciation and amortization                            4,199           4,212           3,940          4,066           1,080
                                                     ------------  --------------  --------------  -------------   -------------
                                                           35,730          38,375          28,144         28,360           8,139
                                                     ------------  --------------  --------------  -------------   -------------
Gains on Asset Sales                                        7,024             306              --            585             283
                                                     ------------  --------------  --------------  -------------   -------------
Operating Income                                     $     10,150  $        5,881  $        2,805  $      (3,974)  $        (668)
                                                     ============  ==============  ==============  =============   =============

(2) Includes the Company's Fixed Based Operation for all periods presented that was previously included in "Other".

                              SEACOR HOLDINGS INC.
                OPERATING INCOME BY LINE OF BUSINESS (CONTINUED)
                            (IN THOUSANDS, UNAUDITED)

                                                                                   THREE MONTHS ENDED
                                                       -------------------------------------------------------------------------
                                                         DEC. 31,        SEP. 30,      JUN. 30,       MAR. 31,        DEC. 31,
                                                           2005            2005          2005           2005            2004
                                                       ------------   -------------  -------------   -----------    ------------
MARINE TRANSPORTATION SERVICES
Operating Revenue                                      $     36,625   $      35,723             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
Costs and Expenses:
   Operating expenses                                        17,677          24,692             --            --              --
   Administrative and general                                   874             705             --            --              --
   Depreciation and amortization                             11,641          11,663             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
                                                             30,192          37,060             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------

Gains on Asset Sales                                             --              --             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
Operating Income                                       $      6,433   $      (1,337)            --            --              --
                                                       ============   =============  =============   ===========    ============

TOWING AND HARBOR SERVICES
Operating Revenue                                      $     11,949   $      11,343             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
Costs and Expenses:
   Operating expenses                                         7,043           7,673             --            --              --
   Administrative and general                                 1,663           1,333             --            --              --
   Depreciation and amortization                              1,303           1,226             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
                                                             10,009          10,232             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------

Gains on Asset Sales                                             --              --             --            --              --
                                                       ------------   -------------  -------------   -----------    ------------
Operating Income                                       $      1,940   $       1,111             --            --              --
                                                       ============   =============  =============   ===========    ============

CORPORATE AND ELIMINATIONS
Operating Revenue                                      $       (383)  $        (156) $        (129)  $      (389)   $       (734)
                                                       ------------   -------------  -------------   -----------    ------------
Costs and Expenses:
   Operating expenses                                         (395)            (141)          (129)         (389)           (734)
   Administrative and general                                10,979           9,018          4,483         4,094           4,988
   Depreciation and amortization                                347             342             33            89              83
                                                       ------------   -------------  -------------   -----------    ------------
                                                             10,931           9,219          4,387         3,794           4,337
                                                       ------------   -------------  -------------   -----------    ------------

Losses on Asset Sales                                            --              --             --            --              (1)
                                                       ------------   -------------  -------------   -----------    ------------
Operating Income (Loss)                                 $   (11,314)  $      (9,375) $      (4,516)  $    (4,183)   $     (5,072)
                                                       ============   =============  =============   ===========    ============

                              SEACOR HOLDINGS INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                            (IN THOUSANDS, UNAUDITED)

                                                 DEC. 31,          SEP. 30,          JUN. 30,        MAR. 31,         DEC. 31,
                                                   2005              2005              2005            2005             2004
                                               -------------     -------------     ------------    -------------    -------------
   Cash, Restricted Cash, Securities,
   Construction Reserve Funds, and Title
   XI Reserve Funds                            $     684,521     $     664,164     $    533,417    $     615,153    $     495,387
   Receivables                                       260,831           267,108          200,476          164,848          193,050
   Current Assets                                    839,091           867,290          664,839          689,255          598,721
   Net Property and Equipment                      1,759,393         1,784,083          934,213          845,386          925,587
   Total Assets                                    2,885,141         2,959,169        1,798,967        1,778,953        1,766,009
   Current Liabilities                               247,906           209,396          125,114          143,697          142,486
   Total Long-term Debt & Capital Lease
   Obligations                                       977,635         1,126,431          597,467          582,416          582,367
   Stockholders' Equity                            1,361,305         1,280,028          831,254          811,932          793,757
